UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2017

SEARS HOMETOWN AND OUTLET STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35641	80-0808358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Trillium Boulevard, Suite 501 Hoffman Estates, Illinois		60192
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 286-7000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Sears Hometown and Outlet Stores, Inc. (“our” and the “Company”) and Sears Holdings Corporation (“Sears Holdings”) are parties to an Amended and Restated Merchandising Agreement dated May 11, 2016 (the “Merchandising Agreement”). For additional information regarding the Merchandising Agreement see our Current Report on Form 8-K filed May 17, 2016 (File No. 001-35641).

According to publicly available information, ESL Investments, Inc. and its investment affiliates including Edward S. Lampert (together, “ESL”) own approximately 57% of our outstanding shares of common stock and approximately 50% of Sears Holdings’s outstanding shares of common stock. Edward S. Lampert, Chairman, Chief Executive Officer, and Director of ESL Investments, Inc., is Chairman of the Board and Chief Executive Officer of Sears Holdings.

On March 8, 2017 the Company, Sears Holdings, and Stanley Black & Decker, Inc. each executed and delivered to the others an Amendment to Amended and Restated Merchandising Agreement dated as of March 8, 2017 (the “Amendment”). The Audit Committee of the Company’s Board of Directors approved the Amendment in accordance with the Company’s Related-Person Transactions Approval Policy. A copy of the Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The following summary of terms and conditions of the Amendment is qualified by, and is subject to, the terms and conditions of the Amendment.

The license granted by Sears Holdings to the Company in Section 12(a)(iii) of the Merchandising Agreement is terminated with respect to the Craftsman name and all marks that incorporate that name. Sears Holdings grants a new license to the Company to use the Craftsman name and all marks that incorporate that name (the “New License”), subject in all respects to an Acquired IP License Agreement between Sears Holdings and Stanley Black & Decker, Inc. (the “Stanley License Agreement”). The Company will not take any action that would cause Sears Holdings to violate the Stanley License Agreement. Sears Holdings will not take any action to cause the Company to violate the Amendment. Sears Holdings will not elect to terminate the Stanley License Agreement or consent to any amendment to the Stanley License Agreement if the amendment would materially adversely affect, limit, or terminate the Company’s rights under the New License in a manner disproportionate relative to Sears Holdings without the Company’s prior written consent. The Company will be bound by all amendments to the Stanley License Agreement and the New License will be subject to the terms of the Stanley License Agreement as in effect from time to time. The termination of the New License will not terminate or otherwise affect the obligations of Sears Holdings to perform the other terms and conditions applicable to it or to any of the Company’s other rights in accordance with the Merchandising Agreement or applicable law. Sears Holdings may terminate the New License if Sears Holdings no longer has the right to sublicense the Craftsman brand under the Stanley License Agreement. Sears Holdings waives its right under Section 2(d)(i) of the Merchandising Agreement, and agrees not, to terminate, solely based on the Transaction (as defined in the Amendment), Sears Holdings’s obligations under Section 3 of the Merchandising Agreement to sell all KCD-Branded Products that are branded with a KCD Mark that is the subject of a KCD Mark Acquisition (as defined in the Merchandising Agreement).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The Exhibit listed in the accompanying “Exhibit Index” has been filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOMETOWN AND OUTLET STORES, INC.

By:	/s/ CHARLES J. HANSEN
Charles J. Hansen
Vice President, General Counsel, and Secretary

Date: March 9, 2017

Exhibit Index

Exhibit Number	Exhibit Description

10.1(1)	Amendment to Amended and Restated Merchandising Agreement dated as of March 8, 2017 among (1) Registrant, Sears Authorized Hometown Stores, LLC, and Sears Outlet Stores, L.L.C., (2) Sears Holdings Corporation, Sears, Roebuck and Co., and Kmart Corporation, and (3) Stanley Black & Decker, Inc.

(1)	Furnished herewith.

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